Exhibit 10.409

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 20th day of March, 2015, by and between GEORGETOWN HC&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Lessor”) and BLUE RIDGE IN GEORGETOWN, LLC, a South Carolina limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Lessor and Tenant are parties to that certain lease dated February 27, 2015 (the “Lease”), whereby Tenant leased certain improved property located at 2175 South Island Road, Georgetown, South Carolina 29440; and

WHEREAS, Lessor and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Lessor and Tenant, intending to be legally bound, do hereby covenant and agree as follows:

1.    Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2.    Base Rent. Section 2.1 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.1     Base Rent.
(a)Lease Year One. During first Lease Year, Base Rent shall be Twenty-Four Thousand and 00/100 Dollars ($24,000.00) per month.
(b)Lease Years 2-15. Commencing on the first day of the second (2nd) Lease Year and continuing on the first day of each Lease Year thereafter through the end of the Initial Term, the Base Rent due each Lease Year shall equal one hundred three percent (103%) of the Base Rent payable for the immediately preceding Lease Year.
(c)Related Lease for Mountain Trace Facility. Notwithstanding the provisions of Section 2.1(a) and 2.1(b) above, if the Related Lease for the facility located at 417 Mountain Trace Road, Sylva, North Carolina 28779 (the “Mountain Trace Facility”) does not commence on or before June 1, 2015, the Base Rent due under this Lease shall increase by twenty percent (20%) over the Base Rent stated in Sections 2.1(a) and 2.1(b) above and shall continue at such increased rate until the Related Lease for the Mountain Trace Facility commences.

3    Asset Management and Professional Services Fee. Section 15.1 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

15.1    Entry and Examination of Records. Lessor and its representatives may enter any portion of the Premises with a representative designated by Lessee at any reasonable time after at least forty-eight (48) hours’ notice to Lessee to inspect the Premises for compliance, to exhibit the Premises for sale, lease or mortgaging, or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanics’ or materialmans’ lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Lessee’s operations of the Facility. Lessor and its representatives shall abide by all rules and regulations governing nursing facilities during any time when they are at the Premises. During normal business hours, Lessee will permit Lessor and its representatives, inspectors and consultants to examine all contracts, books and financial and other records (wherever kept) relating to Lessee’s operations of the Facility. In consideration of the time and expense to be incurred by Lessor with respect to its inspections of the Premises and the contracts, books and financial and other records relating to Lessee’s operations of the Facility, Lessee agrees to pay Lessor, an asset management and professional services fee in the amount of $1,000.00 per calendar month during the Term of the Lease (the “Asset Management and Professional Services Fee”). Such Asset Management and Professional Services Fee

shall be in addition to, and not in lieu of, Lessee’s obligation to pay Rent as set forth in this Lease. Lessor shall have the same remedies for the collection of the Asset Management and Professional Services Fee as Lessor has under this Lease for the collection of Rent. Notwithstanding any provision hereof, if the Related Lease for the Mountain Trace Facility does not commence on or before June 1, 2015, the Asset Management and Professional Services Fee due under this Lease shall increase by twenty percent (20%) over that stated above and shall continue at such increased rate until the Related Lease for the Mountain Trace Facility commences.
4.    Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LESSOR:

GEORGETOWN HC&R PROPERTY HOLDINGS, LLC
a Georgia limited liability company

By:	/s/ William McBride
Name:	William McBride
Title:	Manager

LESSEE:

BLUE RIDGE IN GEORGETOWN LLC,
a South Carolina limited liability company

By:	/s/ Levi Rudd
Name:	Levi Rudd
Title:	Blue Ridge in Georgetown LLC CEO